MICRON ENVIRO SYSTEMS, INC.

(“Micron”)

1205-789 West Pender Street

Vancouver, BC

Canada V6C 1H2

Tel: (604) 646-6903

January 23, 2007

MENV—OTCBB USA

NDDA—Frankfurt Stock Exchange Symbol

A0J3PY—WKN # Frankfurt Stock Exchange

President’s Letter

I would like thank all of our loyal shareholders for investing your hard earned money in Micron Enviro Systems, Inc. (OTCBB: MENV) (Frankfurt: NDDA --- WKN: A0J3PY---ISIN: US59510E2072) ("Micron" or the “Company”) and for being invested at a time that appears to be our potentially most explosive period of growth since I have been with Micron.  We are currently focused on one of the single largest oil and gas producing regions on earth; the massive OIL SANDS OF ALBERTA.  Micron is one of, if not the smallest market capitalized company, with multiple leases and now operations underway in this world-class oil and gas producing region.  We feel this is quite an enviable position for a company of our modest market capitalization, and therefore Micron offers tremendous leverage to one of the world’s largest oil resources.  As you can see by the recent activities within the Company, Micron appears to be moving steadfastly towards our goal of becoming a mid-range oil and gas producer.  We feel that 2007 will be a turning point in the Company’s growth and we hope our shareholders share management’s enthusiasm for Micron’s short and long term growth.

RECENT ACTIVIES:

ALBERTA OIL SANDS

Micron recently acquired an impressive 50% interest in six new contiguous Athabasca Oil Sands sections in Alberta, Canada.   These new sections are comprised of approximately 3,800 acres within the prime Athabasca Oil Sands Area, which is the largest oil sands development region on earth.  This new lease is bordered by Paramount Energy Ope and is situated directly above the massive Oil Sands package that the Royal Dutch Shell paid approximately $450,000,000 for.

Recently, Micron was informed by the operator of the test well on the Leismer Oil Sands Prospect, in the Athabasca Oil Sands of Alberta, that it has been completed and initial indications show impressive oil sands thickness.  The core, as well as the bore hole imaging tool will be analyzed shortly.  The seismic is also expected to be completed and analyzed in the coming days, barring any unforeseen issues.  The results will then be interpreted and released once final analysis is complete.  The operator stated, "My prognosis is that with the calibrated seismic (to the well), the hole imaging tool (FMI) and the core, we will pinpoint a thick oil sands pod for SAGD production." This prospect lies directly between Petrobank and North American Oil Sands and viewing the initial data would appear that the formation and thickness on our property is consistent with these companies. (Please refer to the map on the website www.micronenviro.com for more details)  Petrobank has stated a potential resource of 1.6 billion barrels and North American Oil Sands with a stated 4.09 billion potential barrels in ground.  A recent third party independent report stated that there is potentially $3.7 billion (gross) worth of oil reserves on the total acreage in which Micron has an interest.  This impressive number does not take into account the new information on the impressive thickness of the Leismer Oil Sands Prospect or any value to the significant acreage acquired in the last few weeks.

As well as the above mentioned prospects, Micron also has interests in three additional Alberta Oil Sands leases.  Two of these other sections are located in close proximity to our existing Leismer prospect that is currently being worked on.  The other sections are located in close proximity to the Royal Dutch Shell’s $450,000,000 recent purchase.  Please refer to the map on the website for locations.

Micron plans to acquire additional land in the Alberta Oil Sands in the future.

The Oil Sands of Canada hold recoverable reserves of 175 billion barrels with a proven reserve life of 480 years and another 130 billion barrels of potential reserves, which is second only to Saudi Arabia's 262 billion barrels. As a comparison, the United States has only 29 billion barrels of recoverable reserves and has decreasing domestic production while their demand is increasing by 1-2% every year. Canada is in an optimal position to supply oil to the U.S. with its favorable political climate, close proximity and being one of the few non-OPEC countries which can grow its oil production.  It is expected that over 100 billion dollars will be spent on developing the Alberta Oil Sands in the coming years.  At this time only approximately 2% of the initial established resource has been produced to date in the massive Oil Sands of Alberta.

CONVENTIONAL OIL AND GAS:

Micron has minor production from multiple conventional oil and gas wells throughout North America.  However, looking forward the Company is going to focus primarily on the development and acquisition of Alberta Oil Sands Leases.

In Conclusion:

Again, I would like to thank you for being a shareholder of Micron.  We feel that 2007 is poised to be a breakout year for Micron as we develop and expand our Alberta Oil Sands Projects.  The potential explosive growth of our Alberta Oil Sands Projects may be realized in the short and long term, as we expect results from our Leismer Oil Sands Prospect in the short-term and plan additional acquisitions in the future.  Currently, we are trading below our 52-week high despite now having far more Oil Sands assets and being further along on our projects than when the stock was trading at its high.  When you couple this with the realization that Micron is one of, if not the smallest market capitalized company in the Alberta Oil Sands, we feel that Micron offers tremendous leverage to the future growth and consolidation that is occurring in one of the worlds largest oil regions; the Alberta Oil Sands.

If you have any questions, please call Micron at (604) 646-6903. If you would like to be added to Micron's update email list, please send an email to info@micronenviro.com requesting to be added. We send updates via email on a regular basis and urge all of our shareholders to submit their email to keep fully up to date with Micron’s future developments.

This news release contains forward-looking statements. Forward-looking statements are statements which relate to future events. In some cases, you can identify forward-looking statements by terminology such as ``may,'' ``should,'' ``expects,'' ``plans,'' ``anticipates,'' ``believes,'' ``estimates,'' ``predicts,'' ``potential'' or ``continue'' or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to confirm these statements to actual results. Readers are referred to the sections entitled ``Risk Factors'' in the Company's periodic filings with the United States Securities and Exchange Commission, which can be viewed at <http://www.SEC.gov>. For all details regarding working interests in all of MENV's oil and gas prospects or any previous news releases go to the SEC website. A contingent resource is defined as those quantities of petroleum which are estimated, on a given date, to be potentially recoverable from known accumulations, but which are not currently considered to be commercially recoverable. The independent report referred to in this news release is not NI 51-101 compliant. You should independently investigate and fully understand all risks before making investment decisions.

Contact Information:

Bernie McDougall

Micron Enviro Systems, Inc.

ir@micronenviro.com

TEL: (604) 646-6903

Fax:  (604) 689-1733

www.micronenviro.com